                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           CALGON CARBON CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO CALGON CARBON CORPORATION]

CALGON CARBON CORPORATION  P.O. BOX 717  PITTSBURGH, PA 15230-0717

                                                          TELEX 671 1837 CCC PGH
                                                          PANAFAX: 412-787-6713

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Calgon Carbon Corporation at 1:00 p.m., Eastern Daylight Saving Time, on Tuesday, April 21, 1998 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election as Directors is set forth in the notice of the meeting and the Proxy Statement, which are attached. This year you are asked to elect three Directors and to vote with respect to two stockholder proposals. As you will see in the proxy materials, the Board of Directors has recommended that you vote against the two stockholder proposals.

It is important that your shares be represented at the meeting. Even if you plan to attend the meeting in person, we hope that you will send a proxy voting on the matters to be considered. Please sign, date and return your proxy in the enclosed envelope as promptly as possible.

                                        Very truly yours,

                                        /s/ Thomas A. McConomy

                                        Thomas A. McConomy
                                        President

March 20, 1998

                           CALGON CARBON CORPORATION
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Calgon Carbon Corporation will be held at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania, on Tuesday, April 21, 1998 at 1:00 p.m., Eastern Daylight Saving Time, for the following purposes:

  (1) To elect three Directors (Proposal 1);

  (2) To consider a stockholder proposal regarding a classified Board of Directors (Proposal 2);

  (3) To consider a stockholder proposal regarding maximizing value (Proposal
      3); and

  (4) To transact such other business as may properly come before the meeting.

Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

Holders of record of the Company's Common Stock as of the close of business on March 10, 1998 are entitled to notice of and to vote at the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

                                                  Joseph A. Fischette
                                                      Secretary

March 20, 1998

                           CALGON CARBON CORPORATION

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Voting Securities and Record Date.........................................   1
Security Ownership of Management and Certain Beneficial Owners............   1
Board of Directors and Committees of the Board............................   3
Election of Directors (Proposal 1)........................................   4
Executive Compensation....................................................   6
Stockholder Proposal Regarding a Classified Board of Directors (Proposal
 2).......................................................................  12
Shareholder Proposal Regarding Maximizing Value (Proposal 3)..............  14
Independent Auditors......................................................  15
Vote Required.............................................................  15
Other Business............................................................  16
Stockholder Proposals.....................................................  16

                           CALGON CARBON CORPORATION
                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                APRIL 21, 1998

The enclosed proxy is solicited on behalf of the Board of Directors of Calgon Carbon Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Daylight Saving Time, on Tuesday, April 21, 1998 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh Pennsylvania. The accompanying Notice of Annual Meeting of Stockholders sets forth the purposes of the meeting.

The enclosed proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to stockholders on or about March 20, 1998. The Company's Annual Report to Stockholders for 1997 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telecopy, telegraph and personal interview. The Company has hired D. F. King & Co., Inc. to solicit proxies on behalf of the Company at an estimated cost of $25,000. The Company may also request brokerage houses and other nominees or fiduciaries to forward copies of the proxy soliciting material and 1997 Annual Report to beneficial owners of the stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                       VOTING SECURITIES AND RECORD DATE

Holders of the Company's Common Stock of record as of the close of business on March 10, 1998 are entitled to receive notice of and to vote at the meeting. At the record date, the Company had outstanding 39,742,660 shares of Common Stock, the holders of which are entitled to one vote per share. The Company does not have cumulative voting.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

MANAGEMENT

The following table shows the number of shares of Common Stock beneficially owned by each Director of the Company, by Joseph A. Fischette, John M. MacCrum and Benjamin F. Ward, Jr., executive officers of the Company, by Colin Bailey, who is no longer a Director or an executive officer of the Company but who is named in the summary compensation table, by R. Scott Keefer, who no longer is an executive officer of the Company but who is named in the summary compensation table, and by all Directors and executive officers of the Company as a group, as of the record date. Unless otherwise indicated in the footnotes to the table, each person named and all Directors and executive officers as a group have sole voting power and sole investment power with respect to the shares. As used herein, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, the security). A person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days after the record date.

                                       NUMBER   PERCENT
NAME OF BENEFICIAL OWNER              OF SHARES OF CLASS
------------------------              --------- --------
Robert W. Cruickshank(2)                  9,100      *
Arthur L. Goeschel(2)                    83,600      *
Thomas A. McConomy(2)                 4,805,580   12.1
Nick H. Prater(2)                         3,100      *
Seth E. Schofield                         2,600      *
Harry H. Weil(1)(2)                       6,700      *
Robert L. Yohe                            3,100      *
Joseph A. Fischette(2)(3)               142,158      *
John M. MacCrum(1)(2)(3)                118,166      *
Benjamin F. Ward, Jr.                       100      *
Colin Bailey                          1,876,424    4.7
R. Scott Keefer(2)                            0      *
All directors and executive officers
as a group (10 persons)(1)(2)(3)      5,174,204   13.0

--------
*Less than 1%

(1) Includes 200 shares held by Mr. Weil's wife and 400 shares held by Mr. MacCrum's wife, as to which beneficial ownership is disclaimed by Mr. Weil and Mr. MacCrum and, as to Mr. MacCrum, includes 5,000 shares held by the children of Mr. MacCrum.

(2) Includes (i) 3,100 shares in the case of each of Messrs. Cruickshank, Goeschel and Weil, 2,100 shares in the case of Mr. Prater, 1,100 shares in the case of Mr. McConomy and 600 shares in the case of each of Messrs. Schofield and Yohe, granted under the Company's 1993 Non-Employee Directors' Stock Option Plan, (ii) 30,000 shares in the case of each of Messrs. Fischette and MacCrum granted under the Company's Stock Option Plan and (iii) 73,700 shares in the case of all Directors and executive officers as a group, in each case covered by presently exercisable options granted under the aforementioned plans. The "percent of class" set forth above for any individual and the group (but not for the other individuals listed above) is computed as though such shares optioned to such individual or the group, as the case may be, were outstanding.

(3) Includes 9,708, 7,366 and 17,074 shares in the case of Messrs. Fischette and MacCrum, and all Directors and executive officers as a group, respectively, held under the Company's Employees Growth Participation Plan and allocated to the accounts of such executive officers. That plan was terminated in 1990.

OTHER BENEFICIAL OWNERS

Information as of December 31, 1997 with respect to the only person not otherwise disclosed in the Management table and known by the Company to be the beneficial owner of more than 5% of the Company's Stock as of the record date is as follows:

                             BENEFICIAL OWNERSHIP
                               OF COMMON STOCK
                             -----------------------
                               NUMBER       PERCENT
NAME AND ADDRESS             OF SHARES     OF CLASS
----------------             ------------- ---------
NM Capital Management, Inc.      2,460,825       6.2%
John Hancock Place
Boston, MA 02117

NM Capital Management, Inc. has sole investment power over all shares. Voting authority has been granted to it by clients owning 1,250,415 shares.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The business of the Company is under general supervision of a Board of Directors as provided by the laws of Delaware, the Company's state of incorporation. The Board of Directors has established committees to assist it, consisting of the Executive Committee, the Compensation Committee, the Audit Committee, the Corporate Governance Committee and the Pension Committee.

Executive Committee. The Executive Committee consists of Messrs. McConomy (Chairman), Goeschel, Prater and Weil. The Executive Committee, during the intervals between meetings of the Board, may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company.

Compensation Committee. The Compensation Committee consists of Messrs. Cruickshank (Chairman), Goeschel, Prater, Schofield, Weil and Yohe. The Compensation Committee determines the salaries payable to all executive officers. The Committee also determines bonuses, if any, to be paid each year to officers and certain key employees. The Committee also administers the Company's Stock Option Plan and has the authority to grant options thereunder, although in order to permit grants under the Stock Option Plan to satisfy Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Mr. Weil does not participate in such decisions.

Audit Committee. The Audit Committee consists of Messrs. Weil (Chairman), Cruickshank, Schofield and Yohe. The responsibilities of the Audit Committee are to (i) provide assistance to the Board of Directors in fulfilling its statutory and fiduciary responsibilities for examinations of the Company and in monitoring its accounting and financial reporting practices; (ii) determine that the Company has adequate administrative, operational and internal accounting controls and that the Company is operating in accordance with its prescribed procedures and codes of conduct; (iii) serve as an independent and objective party in the review of the financial information presented by management for distribution to stockholders and the general public; and (iv) provide direction and supervision over the internal audit function and the independent accountants. One of the functions of the Audit Committee is to recommend to the Board of Directors the selection of independent accountants for the coming year.

Corporate Governance Committee. The Corporate Governance Committee consists of Messrs. Yohe (Chairman), Cruickshank, Prater and Schofield. The Corporate Governance Committee is responsible for the functioning of the Board and its committees, with the goal of causing the Board and its committees to satisfactorily address the major issues related to the performance and well-being of the Company. Among the duties of the Corporate Governance Committee is to review the size and composition of the Board of Directors and to make recommendations with respect to nominations for election or appointment of Directors. The Corporate Governance Committee will consider nominees recommended by stockholders provided that stockholders submit the names of nominees in writing to the Secretary of the Company together with a statement of the nominees' qualifications. Such information should be received no later than January 31, 1999 with respect to nominations for election at the 1999 Annual Meeting of Stockholders.

Pension Committee. The Pension Committee consists of Messrs. Prater (Chairman), Cruickshank and Schofield. The Pension Committee reviews and approves the investments of the Company's defined benefit pension plans and interacts with the investment manager for such plans.

During 1997, the Compensation Committee held four meetings, the Corporate Governance Committee held three meetings, the Audit Committee held two meetings, the Pension Committee held one meeting and the Executive Committee did not meet. The Board of Directors held eight meetings during 1997.

COMPENSATION OF DIRECTORS

Board and Committee Fees. Pursuant to the fee structure which was in place prior to October 1, 1997 and which is currently in place, Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. Directors (other than the Chairman) who are not employees of the Company receive an annual retainer of $18,000, and the Chairman receives an annual retainer of $40,000, for Board service. Non-employee Directors also receive a fee of $1,500 for each Board and committee meeting attended, and the Chairmen of each committee receive an additional annual retainer of $3,000. No committee meeting fees are paid for committee meetings held by telephone or on the same day as a Board meeting.

Effective October 1, 1997, the Board increased the annual retainer and meeting fees to be paid to Directors and committee members, but later rescinded such increases, such that the original fees and retainer described above are now applicable to the Board and committees.

1997 Directors' Fee Plan. On December 8, 1997, the Board approved a 1997 Directors' Fee Plan which provides Directors with payment alternatives for retainer (but not meeting) fees payable as a member of the Board or as the Chairman of any committee. Pursuant to the Plan, Directors are permitted to receive their retainer fees in a current payment of cash or in a current payment of shares of Common Stock of the Company based upon the fair market value of the Common Stock upon the date of payment of the fee, or to defer payment of the retainer fees for subsequent payment of shares of Common Stock pursuant to a stock deferral election. Payment of Common Stock placed in a deferred stock account will be made in the calendar year following the calendar year during which a Director ceases to be a Director of the Company, including by reason of death or disability.

1993 Non-employee Directors' Stock Option Plan. Prior to December 8, 1997, the 1993 Non-employee Directors' Stock Option Plan provided for an annual grant of non-statutory stock options to each non-employee Director in an amount equal to the sum of 500 plus 100 times the number of calendar years during which, as of April 1 of such year, such person was a non-employee Director of the Company. The option price for each stock option was $15.50, the fair market value of the Common Stock on April 21, 1993, the date of the first grant. In general, stock options vested if the "income from operations" of the Company for the fiscal year in which such options were granted was greater than that of the prior fiscal year; otherwise such stock options were forfeited. No options vested for 1997.

On December 8, 1997, the Board amended the 1993 Non-Employee Directors' Stock Option Plan to provide for an annual grant of option shares based upon a Black-Scholes calculation instead of the aforementioned calculation. The Board later decided not to implement the amended Plan at the present time. As a result of the foregoing, there is no active non-employee Director stock option plan in operation at the present time and no options will be granted to Directors until the Board decides otherwise.

                      ELECTION OF DIRECTORS (PROPOSAL 1)

The Board of Directors, acting pursuant to the bylaws of the Company, has determined that the number of Directors constituting the full Board of Directors shall be seven at the present time. The Board is to be divided into three classes of nearly equal size. One such class is elected every year at the Annual Meeting for a term of three years. In February 1998, Colin Bailey resigned as President and Chief Executive Officer and as a Director of the Company. Due to resignations and retirements from the Board, including Mr. Bailey, at present the Class of 2000 does not have any members. If the Board of Directors remains at seven members for next year's election of Directors, the Corporate Governance Committee expects to divide the Class of 1999 into two classes, nominating two Directors for election in the Class of 2000 and two Directors for election in the Class of 2002.

The Board of Directors has, upon recommendation of the Corporate Governance Committee, nominated Robert W. Cruickshank, Arthur L. Goeschel and Thomas A. McConomy for reelection as Directors, and each of them has agreed to serve if elected. Each Director elected at the 1998 Annual Meeting of Stockholders will hold office until the 2001 Annual Meeting of Stockholders or until the Director's prior death, disability, resignation or removal. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified.

If any nominee becomes unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

Information concerning the nominees for Director and the other Directors who will continue in office after the meeting is set forth below, together with information concerning the Company's executive officers who are not Directors.

NAME                           AGE           POSITION WITH THE COMPANY
----                           ---           -------------------------
                          Class of 2001
Robert W. Cruickshank           52           Director
Arthur L. Goeschel              76           Director
Thomas A. McConomy              64           Director and President and CEO
                          Class of 1999
Nick H. Prater                  69           Director
Seth E. Schofield               58           Director
Harry H. Weil                   64           Director
Robert L. Yohe                  61           Director
                        Executive Officers
Joseph A. Fischette             51           Senior Vice President, General
                                              Counsel and Secretary
John M. MacCrum                 50           Senior Vice President
Benjamin F. Ward, Jr.           54           Senior Vice President--Technology

Mr. Fischette has been an executive officer of the Company, and Mr. MacCrum has been a key employee or an executive officer of the Company, since 1985. Mr. Ward has been Senior Vice President--Technology since August 1997. Prior thereto Mr. Ward was Research Director of Westvaco Corp., a pulp, paper and chemical manufacturer.

Mr. McConomy has been a Director of the Company since its formation in 1985. He retired as President effective July 1, 1994 but remains Chairman of the Board. Upon Mr. Bailey's resignation in February 1998, Mr. McConomy was elected President and Chief Executive Officer of the Company. Mr. McConomy is also a director of PNC Bank, N.A. and Equitable Resources, Inc.

Mr. Cruickshank has been a Director of the Company since November 1985. In 1994 Mr. Cruickshank became President of R.W. Cruickshank & Co. Prior thereto he was Chairman of the Board of Wiltek, Inc. and a private investor for more than the past five years. He is also a director of New Canaan Bank & Trust Company and Friedmans, Inc.

Mr. Goeschel has been a Director of the Company since its formation in 1985. Mr. Goeschel is a retired president of Calgon Corporation, formerly a subsidiary of Merck & Co., Inc. Mr. Goeschel is a director of the Dreyfus-Laurel Mutual Funds.

Mr. Prater has been a Director of the Company since August 1990. Until June 1990, when he retired, Mr. Prater was President and Chief Executive Officer of Mobay Corporation (now called Bayer Corporation), a chemical producer. He is also a director of Harsco Corp.

Mr. Schofield has been a Director of the Company since December 1995. Since February 1996, Mr. Schofield has been the Chairman of Base International, a provider of corporate protection and security. From June 1992 until January 1996, when he retired, Mr. Schofield was Chairman and Chief Executive Officer of USAir Group, a major air carrier. Prior thereto he was President and Chief Executive Officer of USAir Group. Mr. Schofield is also a director of PNC Bank, N.A., USX Corporation, Erie Indemnity Company and Erie Family Life Insurance Company.

Mr. Weil has been a Director of the Company since its formation in 1985. Mr. Weil is a partner in the law firm of Reed Smith Shaw & McClay, which provides legal services to the Company. Mr. Weil is also a director of Erie Indemnity Company and Erie Family Life Insurance Company.

Mr. Yohe has been a Director of the Company since December 1995. Until March 1994, when he retired, Mr. Yohe was Vice Chairman of Olin Corporation, a producer of chemicals, microelectronic materials, metals, sporting ammunition and defense and aerospace products. Prior thereto he was Executive Vice President of Olin Corporation. Mr. Yohe is also a director of Airgas, Inc., Betz Dearborn, Inc., LaRoche Industries, Inc. and The Middleby Corporation.

                            EXECUTIVE COMPENSATION

In 1985 the Board of Directors created a Compensation Committee, consisting of at least three Directors who are not employees of the Company. One of the functions of the Compensation Committee is to review at least annually, and more often if circumstances warrant an interim review, the compensation of the Company's executive officers and the plans or formulas from which such compensation is derived. The Compensation Committee then makes recommendations to the full Board of Directors as to such matters (except for the grant of options under the Company's Stock Option Plan, which is done by the Committee alone so that the grants will satisfy Rule 16b-3 under the Securities Exchange Act of 1934, as amended). In order to permit grants under the Stock Option Plan to satisfy Rule 16b-3, Mr. Weil does not participate in stock compensation decisions by the Committee.

Set forth below is the report of the members of the Compensation Committee, Messrs. Cruickshank (Chairman), Goeschel, Prater, Schofield, Weil and Yohe, as to the Committee's recommendations for the compensation of the Company's executive officers applicable to 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            General policies with respect to executive compensation
           and the relationship between compensation and performance
                  -------------------------------------------

The Compensation Committee's policies with respect to executive compensation are intended to achieve three principal goals. First, they are intended to create base compensation levels sufficient to attract and retain talented and dedicated executive officers. To accomplish this, the Committee periodically compares the Company's base salary levels with those currently being paid for similar positions by other companies. The Committee also reviews the total compensation package available to executive officers, to make sure it remains competitive.

Second, the compensation policies are intended to provide a direct link between performance during the year (both the performance of the Company as a whole and the performance of the individual officer) and a significant part of the officer's compensation. This is done through cash bonuses available to executive officers based on the Company's performance as a whole and the officer's performance as an individual. In the past, these bonuses have ranged from a high of 100% of salary to a low of zero.

Third, the compensation policies are intended to provide executive officers with the opportunity to acquire a significant equity stake in the Company, through granting them stock options at full market prices and with delayed vesting provisions. These options will become and remain important assets if, and only if, the market price of the Common Stock increases over the period of the options. Short-term price fluctuations up and down will not be as important to optionees as long-term growth. In this respect, therefore, the interests of the executive officers will be aligned directly with the interests of the stockholders in increasing stockholder value.

          Compensation policies applied to executive officers in 1997
                  ------------------------------------------

The Company's highest-paid executive officers disclosed in the summary compensation table are presently Messrs. Fischette, MacCrum and Ward. Mr. Bailey resigned in February 1998, Mr. Keefer resigned in mid-1997 and Mr. Ward was employed in mid-1997. The compensation of the Company's executive officers has three main components: base salary, bonus and stock options.

Salary. Base salaries for the Company's executive officers are designed to be at levels at or slightly lower than those of executive officers of comparable companies under the so-called "Hay point" system. This system was designed some years ago by The Hay Group, Inc., an independent salary consulting firm, and it has been adopted in various forms by many companies. The Hay Group provides a comparison to the Company's compensation with all companies participating in the Hay system, and with those companies in the Company's same industry sector. Under this system, a certain number of "Hay points" is assigned to each executive position, depending on factors such as the relative importance of the executive's functions to the overall results of the Company, the number of employees reporting to the executive, the levels of supervision, if any, over the executive and similar factors. Once established, the number of Hay points applicable to a particular position is unlikely to change unless there is a significant change in the duties and responsibilities associated with that position.

In associating particular levels of salary with particular numbers of Hay points, the Compensation Committee is guided primarily by information from The Hay Group, Inc. and other sources as to competitive salaries. The other companies compared with the Company for this purpose are selected by The Hay Group, Inc., not by the Company, and are not necessarily the same as those used for the Performance Graph in the Proxy Statement. The Compensation Committee does not engage The Hay Group, Inc. to make this comparison every year, and did not do so in 1997. The Committee also considers the present and projected cash position of the Company, and the availability to the executive officers of additional forms of compensation described below. This consideration is done at the Committee's discretion and not on any formula or objective basis. The Committee's general philosophy is that salary levels for the Company's executive officers should be somewhat less than the median salaries paid by other companies for comparable positions, so that the overall compensation of an executive officer in a particular year will be more heavily weighted toward incentive compensation, such as bonus and stock options, than toward a fixed salary. In this way, the executive officer's compensation will vary from year to year and will be strongly influenced by the results achieved by the Company.

During 1997, the salaries of Messrs. MacCrum and Fischette were slightly increased in accordance with the Company's compensation system. These increases were recommended by the Compensation Committee and approved by the Board of Directors primarily to reflect increases in the responsibilities of these executive officers. Mr. Ward was provided with an annual salary of $205,108 upon his hiring as Senior Vice President--Technology. This salary was viewed as competitive.

Bonus. The Officers Incentive Plan provides a bonus pool from which cash bonuses may be granted to officers. The total amount of bonuses that may be awarded under the plan (the "bonus pool") cannot exceed 100% of the annualized salaries of all the participants, measured at year-end, and the maximum bonus for any individual officer is 100% of the officer's salary. The 100% level for the bonus pool is available if the Company meets certain performance targets, as described below, and if the Committee chooses not to apply a discount factor, which can be as much as 15%. The failure to meet performance targets reduces the available bonus pool. Although the Committee has traditionally recommended bonuses equal to the amounts calculated on an objective basis under the plan, it retains the discretion under the plan to reduce or to eliminate bonuses. The Committee awarded less than the total bonus award pool in 1997.

The plan provides for three factors in determining the officers' bonus payments. First, there is a "return on assets" performance target, which is the average of the actual return on assets for the five years prior to the award year; second, there is an "earnings per share" performance target, set by the Board of Directors at the beginning of the year; and third, the individual officer's performance for the plan year is assessed by the

Committee. The performance factors of return on assets and earnings per share are weighted 40% each, and the individual officer's performance is weighted 20%. The Company achieved 79.4% of its earnings per share target and 71.2% of its target for return on assets; this, coupled with the individual performance factors of the officers taken collectively, resulted in an award pool of 21% of the maximum available award pool. Except for Mr. Ward, who received a normal bonus, no bonuses were granted to executive officers based on individual performance, largely as a result of the unsatisfactory performance of recent acquisitions which were made by the Company.

Stock options. Under the terms of the Company's Stock Option Plan adopted in 1985, the Compensation Committee (but not including Mr. Weil) alone determines that identity of the optionees, the number of shares to be covered by each option, the years in which the options will become vested, and other terms and conditions of the options. In determining whether to grant any options, the Committee takes into account the number of options already outstanding, the market price of the Company's Common Stock, the results achieved by the Company in the past year or more (such as earnings, cash flow, return on equity and other measures), and its prospects during the next several years. Potential dilution resulting from the exercise of options in the future is considered, as is the desirability of more closely linking the rewards of the optionees to increases in the market price of the stock.

These matters are at the discretion of the Committee, and are not determined by any formula or weighting of particular factors. The Committee believes that such a link provides an additional incentive to achieve results which are valued by the market, and which thus may benefit stockholders through an increased market price.

In determining whether to grant options to a particular individual, the Committee considers, again in its discretion, the level of responsibility of the individual within the Company, the effect which successful efforts by the individual may have on the overall results of the Company, the need to provide incentive compensation comparable to that available from other companies which may compete for the individual's services, and the number of unexercised options and shares of the Company's Common Stock already held by the individual. In view of the fact that many of the executive officers have substantial holdings of Common Stock, the Committee in general has granted less stock options to its executive officers than those in its comparative group.

Upon his hiring, Mr. Ward was granted options for 60,000 shares of Common Stock of the Company at the market value of the Common Stock on the date of grant, with such options vesting in equal increments over the next three years. There were no other options granted to the executive officers of the Company in 1997.

The Stock Option Plan makes stock appreciation rights, payable in cash, available for grant, but the Committee has not granted any.

              Compensation of the chief executive officer in 1997
                     ------------------------------------

The methods used by the Compensation Committee in fixing Mr. Bailey's compensation for 1997 were the same as those described above for other executive officers. As the chief executive officer of the Company, all other officers of the Company reported to him, and he was responsible, directly or indirectly, for all of the operations and business of the Company. Consequently, Mr. Bailey had a substantially larger number of "Hay points" assigned to him than any other officer, and in his case the Committee was guided primarily by the overall results of the Company, and less by efforts expended or achievements at particular tasks or in particular areas.

Mr. Bailey qualified for a bonus under the Officers Incentive Plan upon the same factors as are discussed above in connection with such plan, but no bonus was granted to him based on his individual performance for the reasons stated above.

No stock options were granted to Mr. Bailey in 1997.

                                  Tax policy
                                    -------

If an executive officer's compensation from the Company were to exceed $1 million in any taxable year (which the Committee does not now expect), the excess over $1 million, with certain exceptions, would not be deductible by the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee is aware of this rule, and will take it into account if the $1 million limit is ever applicable.

 ROBERT W. CRUICKSHANK                                       SETH E. SCHOFIELD
 ARTHUR L. GOESCHEL                                          HARRY H. WEIL
 NICK H. PRATER                                              ROBERT L. YOHE

SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION
                                  -------------------------      ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR SALARY ($) BONUS ($) COMPENSATION ($)(1)
---------------------------       ---- ---------- --------- -------------------
Colin Bailey(2)                   1997  375,000     50,861         1,557
 Director, President              1996  359,585    146,711         2,592
 and Chief Executive Officer      1995  324,996    176,776           504

John M. MacCrum                   1997  214,375     29,911           423
 Senior Vice President            1996  210,000     85,680           330
                                  1995  144,252     80,141            65

Joseph A. Fischette               1997  192,378     26,533           348
 Senior Vice President,           1996  190,008     79,675           282
 General Counsel and Secretary    1995  140,880     78,227            59

R. Scott Keefer(3)                1997  199,375          0             0
 Senior Vice President--Finance,  1996  195,000     75,151           434
 Chief Financial Officer          1995   64,786     91,943        42,339

Benjamin F. Ward, Jr.(4)          1997   79,375     24,401        85,967
 Senior Vice President--
 Technology

--------
(1) Consists only of premiums paid by the Company on term life insurance policies on the lives of the named individuals, except for (i) Mr. Keefer, which includes in 1995 taxable reimbursed relocation expenses of $42,339 and (ii) Mr. Ward, which includes in 1997 taxable reimbursed relocation expenses of $85,967.

(2) Mr. Bailey left the employ of the Company effective February 18, 1998.

(3) Mr. Keefer left the employ of the Company effective August 28, 1997.

(4) Mr. Ward became employed by the Company effective August 12, 1997.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                         ------------------------------------------------- POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                           NUMBER OF    % OF TOTAL                         ANNUAL RATE OF STOCK
                          SECURITIES   OPTIONS/SARS                         PRICE APPRECIATION
                          UNDERLYING    GRANTED TO  EXERCISE OR               FOR OPTION TERM
                         OPTIONS/SARS  EMPLOYEES IN BASE PRICE  EXPIRATION ---------------------
NAME                      GRANTED (#)  FISCAL YEAR    ($/SH)       DATE       5% ($)    10% ($)
----                     ------------- ------------ ----------- ---------- ---------- ----------
Colin Bailey............       0            0%       $   0          --     $   0      $   0
Joseph A. Fischette.....       0            0            0          --         0          0
John M. MacCrum.........       0            0            0          --         0          0
R. Scott Keefer.........       0            0            0          --         0          0
Benjamin F. Ward, Jr....    60,000         100        13.6875    8/12/03     226,896   501,382

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                VALUE OF
                                                                               UNEXERCISED
                                                NUMBER OF SECURITIES          IN-THE-MONEY
                           SHARES              UNDERLYING UNEXERCISED            OPTIONS
                         ACQUIRED ON  VALUE     OPTIONS AT FY-END (#)       AT FY-END ($)(1)
                          EXERCISE   REALIZED ------------------------- -------------------------
NAME                         (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------- ----------- ------------- ----------- -------------
Colin Bailey............        0    $     0         0            0       $    0       $    0
Joseph Fischette........        0          0    30,000       20,000        7,500        5,000
John MacCrum............        0          0    30,000       20,000        7,500        5,000
R. Scott Keefer.........   60,000     37,500         0            0            0            0
Benjamin F. Ward, Jr....        0          0         0       60,000            0            0

--------
(1) Based upon the exercise price of the options and the fair market value of the Common Stock of the Company as of December 31, 1997.

EMPLOYMENT AGREEMENTS

All the executive officers of the Company except Mr. McConomy have entered into employment agreements with the Company. The agreements generally provide for continued employment of the officers through December 31, 1998, with automatic one year renewals, unless six months' prior notice is provided. However, the agreements may be terminated by the Company for cause or for unsatisfactory performance. The agreements provide for a base salary, and for bonus compensation as determined by the Company. The agreements contain change in control provisions pursuant to which, if a change in control (as defined in the agreements) occurs, (i) the term of the employment agreement is extended to the last day of the second full calendar year after the change in control,
(ii) the employee may only be discharged for cause, and not based solely on the performance of such employee, and (iii) the employee is permitted to terminate employment on a date which is within the period beginning on the first anniversary of such change in control and ending on the second anniversary. If the employment of an employee is terminated by the Company for cause or based on performance, or the agreement expires by its terms, no severance is payable to an employee. However, if an employee is otherwise terminated or an employee terminates his or her employment as provided in
(iii) above, the Company is required to pay severance compensation to the employee for 36 months (or, if earlier, until the employee is employed by another employer for compensation at least equal to 90% of his prior compensation) equal to his or her monthly compensation (including salary but not bonuses) for the calendar year immediately prior to termination. In addition, for such period the employee will receive equivalent benefits as were provided at the time of termination. The agreements also contain confidentiality and non-compete provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Harry H. Weil, a member of the Compensation Committee, is counsel to the law firm of Reed Smith Shaw & McClay, which provides legal services to the Company.

PERFORMANCE GRAPH

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
          AMONG CALGON CARBON'S COMMON STOCK, S&P 500 COMPOSITE INDEX
                  AND S&P CHEMICALS-SPECIALTY COMPOSITE INDEX



                             [GRAPH APPEARS HERE]


                                                                     S&P
                             CALGON              S&P 500             CHEMICAL
Measurement period           CARBON              COMPOSITE           SPECIALTY
(Fiscal year Covered)        CORPORATION         INDEX               INDEX
---------------------        -----------         ---------           ---------
Measurement PT -
12/31/92                     $100.00             $100.00             $100.00

FYE 12/31/93                 $ 74.67             $110.08             $114.02
FYE 12/31/94                 $ 58.22             $111.53             $ 99.54
FYE 12/31/95                 $ 75.10             $153.45             $130.83
FYE 12/31/96                 $ 78.74             $188.68             $134.19
FYE 12/31/97                 $ 70.95             $251.63             $166.17



           * Assumes that the value of the investment in Calgon Carbon Common Stock and each index was $100 on December 31, 1992 and that all dividends were reinvested.

PENSION BENEFITS

The Company's Retirement Plan for Salaried Employees is a non-contributory defined benefit pension plan. In addition, the Company has a Supplemental Retirement Plan, which is applicable to certain employees selected by the Board of Directors, designed to supplement retirement benefits under the Retirement Plan for Salaried Employees which have been limited by various Internal Revenue Code provisions. At present no executive officers participate in such Supplemental Retirement Plan. The following table shows the estimated annual pension benefits which would be payable under the above-stated plans in the form of a single life annuity, for various levels of average annual compensation and years of service, based upon retirement at age 65 in the calendar year 1997, before any reduction to take account of benefits payable by the Company's former owner, Merck & Co., Inc. (by agreement with Merck, benefits payable under Company plans are reduced by the benefit amounts payable to the individual by Merck, which are computed utilizing a 2.5% compensation increase assumption).

     AVERAGE ANNUAL
COMPENSATION FOR HIGHEST
 FIVE CONSECUTIVE YEARS        ANNUAL BENEFITS FOR YEARS OF SERVICE (1)
   IN 10-YEAR PERIOD       -----------------------------------------------------
  PRECEDING RETIREMENT     15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
  --------------------     --------   --------   --------   --------   --------
       $150,000            $ 32,925   $ 43,900   $ 54,875   $ 65,850   $ 76,825
        200,000              44,550     59,400     74,250     89,100    103,950
        250,000              56,175     74,900     93,625    112,350    131,075
        300,000              67,800     90,400    113,000    135,600    158,200
        350,000              79,425    105,900    132,375    158,850    185,325
        400,000              91,050    121,400    151,750    182,100    212,450
        450,000             102,675    136,900    171,125    205,350    239,575
        500,000             114,300    152,400    190,500    228,600    266,700

--------
(1) Under Section 415 of the Internal Revenue Code of 1986, the amount of annual benefits which may be paid under the Retirement Plan for Salaried Employees to any employee may not exceed $130,000 during 1998 and $125,000 during 1997 and under Section 401(a)(17) of the Code the amount of annual compensation of each employee taken into account under such plan for any year may not exceed $160,000 during 1998 and during 1997. These limitations have not been reflected in the table.

Other than the reduction with respect to Merck benefits discussed above, the benefits payable under the plans are not subject to any deduction for Social Security or other offset amounts. Covered compensation for purposes of the chart above includes salary and incentive awards which are reported in the "bonus" column of the summary compensation table. As of December 31, 1997, Messrs. Bailey, Fischette, MacCrum, Keefer and Ward had 10, 18, 28, 2 and no years of service, respectively, under the plans. Mr. Bailey was also covered by a pension plan applicable to certain of the Company's foreign employees with respect to his years of service in the Company's Belgian and other European operations. Pursuant to the formula used to calculate the benefits payable to Mr. Bailey for such service he is entitled to an annual amount upon retirement equal to the greater of (a) .5% of his average compensation up to the parallel average Belgian state pension ceiling, plus 1.5% of such compensation in excess of this ceiling, for the period he was covered by the plan, and (b) two times Mr. Bailey's own contributions to the plan plus interest at 4% per year. In Mr. Bailey's case the latter calculation would apply.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

A Form 3 was filed late with respect to Benjamin F. Ward, Jr. when Mr. Ward joined the Company in 1997. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Securities and Exchange Commission.

                       STOCKHOLDER PROPOSAL REGARDING A
                  CLASSIFIED BOARD OF DIRECTORS (PROPOSAL 2)

  Mr. Charles Miller, 23 Park Circle, Great Neck, New York, 11024, who owns 900 shares of the Company's Common Stock, has stated his intention to present the following proposal at the Annual Meeting:

  RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected.

SUPPORTING STATEMENT OF PROPONENT

  The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

  I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

  The elimination of the Company's classified Board would require each new director to stand for election annually and allow the stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

  I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

BOARD OF DIRECTORS STATEMENT IN OPPOSITION TO PROPOSAL

  Under the Company's system of electing directors by classes, each director serves a three-year term, each class is as nearly equal as possible (subject to resignations and retirements by directors), and one of the three classes is elected each year. This staggered election of directors is a common practice which has been adopted by the stockholders of many major corporations. It is specifically permitted by the laws of many states, including the State of Delaware as well as the rules of the New York Stock Exchange.

  The Board of Directors of the Company believes that a classified Board of Directors promotes a continuity of policy and a stability of leadership by assuring that experienced personnel familiar with the Company and its business will be on the Board of Directors at all times. A classified Board of Directors is intended to prevent precipitous changes in the composition of the Board of Directors by preventing the election of an entire new Board of Directors in a single year. Preventing such a precipitous change in control serves to provide informed oversight of corporate policies, business strategies and operations because a majority of the directors at all times will have had prior experience in the operation of the Company's business.

  In addition, the Board of Directors believes that a classified Board serves as an obstacle to any sudden and disruptive attempts to obtain control of the Company. For example, throughout the 1980s there were a number of attempts by various individuals and entities to acquire significant minority positions in certain companies with the intent of obtaining actual control of the companies by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares at a premium, by threatening to obtain such control. The mere attempt to obtain control or to further some other personal goal, even if unsuccessful, can seriously disrupt the conduct of the business of a company and cause it to incur substantial expense to the detriment of the stockholders. These insurgents often threaten to elect a company's entire board of directors through a proxy contest or otherwise, even though they do not own a majority of the company's outstanding shares entitled to vote. The Company's classified Board of Directors may discourage such purchases because its provisions operate to delay the purchaser's ability to obtain control of the Board of Directors. For this reason, a person seeking to acquire control of the Company also is encouraged to initiate such action through arm's length negotiations with members of the Board of Directors, who are in a position to negotiate a transaction that is fair to all of the Company's stockholders.

  Further, the Board does not believe that a classified board limits management's accountability and responsiveness to the Company's stockholders. The stockholders retain their ability to replace incumbent directors or to propose alternate nominees for the class of directors to be elected at an annual meeting. By altering the composition of the Board, the stockholders can properly and effectively express their views with respect to, and thus influence, the Company's policies. The Board believes that incumbent directors who continue in office will be aware of and influenced by such stockholder action.

  Under the corporation law of the State of Delaware, the state in which the Company is incorporated, the action recommended in the proposal could be taken only if the Board of Directors recommended an amendment relating to the Company's Restated Certificate of Incorporation and directed that the amendment be submitted to a vote of the Company's stockholders. Under the terms of the Company's By-Laws, an affirmative vote of 75% of the outstanding shares of Common Stock entitled to vote would be required at a future meeting of the Company's stockholders in order to amend the staggered election of directors. The Board of Directors has not recommended, and does not recommend, such an amendment. Therefore, a vote in favor of this stockholder proposal is only an advisory recommendation to the Board of Directors that it take steps to initiate such an amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                        STOCKHOLDER PROPOSAL REGARDING
                         MAXIMIZING VALUE (PROPOSAL 3)

  Mr. William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, who owns 3,400 shares of the Company's Common Stock, has stated his intention to present the following proposal at the Annual Meeting:

  RESOLVED: that the shareholders of Calgon Carbon Corporation urge the Calgon Carbon Corporation Board of Directors to arrange for the prompt sale of Calgon Carbon Corporation to the highest bidder.

SUPPORTING STATEMENT OF PROPONENT

  The purpose of the Maximize Value Resolution is to give all Calgon Carbon Corporation shareholders the opportunity to send a message to the Calgon Carbon Corporation Board that they support the prompt sale of Calgon Carbon Corporation to the highest bidder. A strong and/or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the financial performance of the company over many years and the drastic action that should be taken. Even if it is approved by the majority of the Calgon Carbon Corporation shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Calgon Carbon Corporation Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution.

  The prompt auction of Calgon Carbon Corporation should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

  The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

I URGE YOUR SUPPORT. VOTE FOR THIS RESOLUTION.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

BOARD OF DIRECTORS STATEMENT IN OPPOSITION TO PROPOSAL.

  The Board of Directors of the Company reviews on a regular basis strategic alternatives and opportunities available to it, remains committed to maximizing value for stockholders and will pursue whichever course of action that will, in the Board's judgment, best achieve that objective. As part of its duties, the Board is obligated to give due consideration to a responsible offer from a quality source, but the Board's attention is primarily focused on improving the Company's earnings on a sustained basis over the long-term. As a result, adoption of the proposal submitted by Mr. Steiner is not necessary. The Board also believes that stockholder value will not be enhanced by adoption of the proposal, but rather that it could seriously prejudice stockholders' financial interests.

  The Company plans to consult with Morgan Stanley & Co., one of its regular financial advisors, as to financial and strategic matters, including alternatives by which shareholder value might be enhanced. Seth Schofield will lead the Board in working with Morgan Stanley. One of such alternatives might be the sale of the Company, but the Board is not committed to this course at the present time. Further, in 1997 the Company adopted "Shareholder Value Added" ("SVA") as a measurement of Company performance. This performance measurement standard is designed to ensure that all financial decisions are driven by the objective of increasing stockholder value.

  The Board believes that adoption of the proposal would not increase stockholder value and could seriously prejudice stockholders' financial interests. Although the proposal only requests certain action by the Board and does not obligate the Board to take any action, the Board believes that an announcement that the proposal has been adopted could severely damage the Company's long-term relationships with its principal customers, and could have an adverse impact on the Company's ability to effectively compete in the short and long term, resulting in a possible decline in revenues and a corresponding decline in stockholder value.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                             INDEPENDENT AUDITORS

Price Waterhouse LLP has audited the Company since its formation in 1985. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

                                 VOTE REQUIRED

The three nominees for election as Directors at the Annual Meeting who receive the greatest number of votes cast for the election of Directors at that meeting by the holders of the Company's Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, shall become Directors at the conclusion of the tabulation of votes. The affirmative vote of the holders of a majority of the votes cast of the Company's Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, is necessary to approve the actions proposed in proposals 2 and 3 of the accompanying Notice of 1998 Annual Meeting of Stockholders. Under Delaware law and the Company's Restated Certificate of Incorporation and By-laws, the total number of votes cast "for" or "against" will be counted for purposes of determining the minimum number of affirmative votes required for approval of proposals 2 and 3 and the total number of votes cast "for" any of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting or any broker non-vote shall not be counted in such voting.

                                OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

If any stockholder wishes to present a proposal to be acted upon at the 1999 Annual Meeting of Stockholders, the proposal must be received by the Secretary of the Company by November 20, 1998 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 1998 Annual Meeting. The 1998 Annual Meeting is tentatively scheduled for April 20, 1999.

                                                   Joseph A. Fischette
                                                        Secretary

March 20, 1998

P

R

O

X

Y

                           CALGON CARBON CORPORATION

            Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting of the Stockholders April 21, 1998

Thomas A. McConomy and Joseph A. Fischette, or either of them, are hereby appointed proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of Calgon Carbon Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company scheduled for April 21, 1998, and at any adjournment thereof, as directed on the reverse side of this proxy card and, in their discretion, on any other matters which may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as specified on the reverse side hereof. If not specified, the shares represented by this proxy will be voted FOR proposal 1 and AGAINST Stockholder proposals 2 and 3.

Please mark, sign and date this proxy card on the reverse side hereof and return it in the enclosed envelope.


                                                    ---------------
                                                    | SEE REVERSE |
                                                    |     SIDE    |
                                                    ---------------
--------------------------------------------------------------------------------
                         /\  FOLD AND DETACH HERE  /\


                        Annual Meeting of Stockholders
                                      of
                           Calgon Carbon Corporation

                                April 21, 1998
                                   1:00 P.M.

                               Company's Office
                            400 Calgon Carbon Drive
                           Pittsburgh, Pennsylvania

[X] Please mark your                                           7403
    votes as in this
    example.
    This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and AGAINST Stockholder proposals 2 and 3.

------------------------------------------------------------------------------
            The Board of Directors recommends a vote FOR proposal 1.
------------------------------------------------------------------------------
                  FOR  WITHHELD
1. Election of    [  ]   [  ]    Nominee: Robert W. Cruickshank
   Directors.                             Arthur L. Goeschel
                                          Thomas A. McConomy

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

--------------------------------------------------------------------------------
      The Board of Directors recommends a vote AGAINST proposals 2 and 3.
--------------------------------------------------------------------------------
                                                   FOR     AGAINST     ABSTAIN
2. Stockholder Proposal Regarding                  [  ]     [   ]        [  ]
   a Classified Board of Directors.


3. Stockholder Proposal Regarding                  [  ]     [   ]        [  ]
   Maximizing Value.


                                                       YES       NO
             I plan to attend the annual meeting.     [   ]     [   ]

SIGNATURE(S)                                            DATE
            --------------------------------------------    ------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                         /\  FOLD AND DETACH HERE  /\


                           Calgon Carbon Corporation



                Please sign, date and return your proxy in the
                              enclosed envelope.